Exhibit 99.1

SAFEGUARD SCIENTIFICS ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS

Conference call and webcast on November 2, 2023 at 5 p.m. ET

Radnor, PA, November 2, 2023 — Safeguard Scientifics, Inc. (NASDAQ:SFE) (“Safeguard” or the “Company”) today announced financial results for the three and nine months ended September 30, 2023.

THIRD QUARTER 2023 HIGHLIGHTS

●	Financial Results
o	Cash, cash equivalents and restricted cash totaled $15.7 million at September 30, 2023.
o	The carrying value of the Company’s ownership interests totaled $14.8 million at September 30, 2023. The total cost of the Company’s ownership interests was $122.8 million.
o

Net income for the three months ended September 30, 2023 was $0.9 million, or $0.06 per basic and fully diluted share, as compared with a net loss of $3.2 million, or $0.19 per basic and fully diluted share, for the same period in 2022.

o

Net loss for the nine months ended September 30, 2023 was $5.4 million, or $0.33 per basic and fully diluted share, as compared with a net loss of $9.4 million, or $0.57 per basic and fully diluted share, for the same period in 2022.

●	Exits & Deployments
o	Safeguard received $1.0 million of cash proceeds related to various escrow amounts from prior transactions, primarily from the Lumesis exit which occurred during the third quarter of 2022.
o

There were no deployments during the three months ended September 30, 2023. Safeguard’s year-to-date deployments totaled $3.3 million, consisting primarily of the $3.0 million deployment to Prognos as part of a financing round which included existing and new investors during the second quarter of 2023.

o

As previously disclosed, Trice Medical completed a recapitalization transaction and capital raise in which Safeguard declined to participate that resulted in Safeguard retaining a small, subordinated debt position and a de minimis ownership interest.

o

InfoBionic completed a recapitalization transaction and capital raise, in which Safeguard declined to participate, that reduced our ownership position to approximately 5% and resulted in recording a $1.7 million non-cash observable price change gain to reflect the fair value of the ownership interest.

●	Safeguard Company Performance
o

The aggregate trailing twelve-month revenues ending June 30, 2023 for six of Safeguard’s companies, which excludes the Other Ownership Interests, was $96 million, an increase of 10.3% from the comparable prior period.

●	Operating Costs
o

General and administrative expenses totaled $1.3 million for the quarter ended September 30, 2023 as compared to $1.4 million for the comparable period of 2022, a 3.5% decrease. General and administrative expenses were $3.7 million for the nine-month periods ended September 30, 2023 and 2022.

o

Safeguard’s corporate expenses totaled $0.9 million and $0.8 million for the quarters ended September 30, 2023 and 2022, respectively, which represented an increase of 9.8% due to certain professional and legal expenses. Corporate expenses were $2.4 million for the nine months ended September 30, 2023 as compared to $2.5 million for the comparable period of 2022, a 3.2% decrease.

1 Corporate expenses is a non-GAAP financial measure, which we defined as general and administrative expenses excluding depreciation, severance, stock-based compensation and other non-recurring items.  See full reconciliation in the financial section of this statement.

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●	Outlook
o

Safeguard filed a proxy statement related to a special meeting of shareholders to consider approving a series of transactions which would allow the Company to cease the registration of its common stock with the SEC and delist its shares of common stock from trading on The Nasdaq Stock Market LLC.

o

Safeguard has determined that the costs of being a public reporting company outweigh the benefits, and these steps are designed to allow the Company to implement a variety of cost-cutting measures in order to maximize the value to be returned to shareholders upon any additional monetizations from the remaining portfolio.  Other strategic transactions could still be considered by the Safeguard Board if and when they became available.

o	Consistent with its strategy to return value to shareholders, Safeguard is considering declaring a dividend during the quarter ended December 31, 2023, subject to Board approval.
o	Safeguard does not expect to make additional deployments to the portfolio during 2023.
o

Safeguard continues to estimate that the exit values from the remaining portfolio companies, assuming normal conditions and ordinary course exits, would range between $25 million and $45 million over the next two years.

o

Safeguard will continue to closely manage corporate expenses for the remainder of 2023. We expect corporate expenses for the annual period of 2023 to be between $3.1 to $3.2 million, higher than our estimate last quarter but within the range of what was previously estimated for the year.

“We have made substantial progress preparing for the transaction described in our proxy. As a result, we expect to achieve substantially lower operating costs beginning in 2024 as we work to monetize the remaining positions in our portfolio”, said Eric C. Salzman, Chief Executive Officer.

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OWNERSHIP INTERESTS AT SEPTEMBER 30, 2023

Companies	Category	Acquisition Year	Primary Ownership%	Fully Diluted Ownership% **	Carrying Value (in millions)	Cost (in millions)

	Revenue of $5 million to $10 million
Moxe	Healthcare	2016	19.3%	17.9%	5.3	7.5
	Revenue of $10 million to $20 million
Clutch Holdings, Inc.	Digital Media	2013	41.7%	33.4%	1.4	18.3
InfoBionic, Inc.	Healthcare	2014	5.5%	5.2%	1.7	22.0
Syapse, Inc.	Healthcare	2014	11.0%	9.1%	-	26.6
Prognos Health, Inc.	Healthcare	2011	19.4%	17.8%	5.3	17.6
	Revenue of $20 million to $30 million

meQuilibrium	Healthcare	2015	30.2%	21.1%	-	14.5
	Other Ownership Interests
All others	Various				1.1	16.3
				TOTAL:	$14.8	$122.8

** Based on information provided by each respective company. Assumes the conversion or exercise of all currently outstanding securities including the issuance of all shares available under authorized employee equity programs. Does not reflect liquidation preferences, priority payments, proceeds from option and/or warrant exercises or other company-specific transaction-related obligations in a liquidation or exit transaction.

CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: November 2, 2023

Time: 5:00 p.m. ET

Webcast: https://www.webcast-eqs.com/register/safeguard110223/en

Live Number: 877-407-0989

Speakers: Chief Executive Officer, Eric C. Salzman; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of the third quarter’s financial results followed by Q&A

The replay will be available at Safeguard.com’s investor relations site under “Past events”. For more information please contact IR@safeguard.com.

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About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns, Safeguard’s initiatives, including, without limitation, taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s efforts to execute on and implement reverse and forward splits of its common stock so that Safeguard can cease the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and delist its shares of common stock from trading on The Nasdaq Stock Market LLC (collectively, the “Going Dark Transaction”), Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s expected management changes related to the Going Dark Transaction , Safeguard’s potential declaration and payment of a dividend, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to undertake the Going Dark Transaction, the occurrence of any event, change, or other circumstances that could give rise to the abandonment of the stock splits or the Going Dark Transaction, the commencement of any legal proceedings relating to the stock splits or the Going Dark Transaction, and the outcome of any such proceedings that may be instituted, the occurrence of any event, change, or other circumstance that could prevent or delay Safeguard from terminating the registration of its common stock under the Exchange Act, the amount of the costs, fees, expenses, and charges that Safeguard may incur in connection with the Going Dark Transaction, including as a result of the stock splits, Safeguard’s inability to realize the cost savings and operational benefits its expects to achieve as a result of the Going Dark Transaction, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to obtain and retain management services from employees and/or third party service providers, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. Further information on the above risk factors and other potential factors that could affect our future business, operating results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

###

SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2023	December 31, 2022
Assets
Cash, cash equivalents, restricted cash and marketable securities	$15,685	$19,312
Ownership interests	—	860
Other current assets	593	1,251
Total current assets	16,278	21,423
Ownership interests in and advances	14,839	14,545
Other assets	1,310	1,724
Total Assets	$32,427	$37,692

Liabilities and Equity
Other current liabilities	$1,563	$1,817
Total current liabilities	1,563	1,817
Lease liability - non-current	888	1,249
Other long-term liabilities	50	50
Total equity	29,926	34,576
Total Liabilities and Equity	$32,427	$37,692

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Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating expenses	$1,313	$1,360	$3,684	$3,740
Operating loss	(1,313)	(1,360)	(3,684)	(3,740)
Other income (loss), net	1,661	(1,012)	1,486	(2,979)
Interest, net	198	230	721	476
Equity income (loss), net	386	(1,022)	(3,937)	(3,147)
Net income (loss) before income taxes	932	(3,164)	(5,414)	(9,390)
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$932	$(3,164)	$(5,414)	$(9,390)
Net income (loss) per share:
Basic	$0.06	$(0.19)	$(0.33)	$(0.57)
Diluted	$0.06	$(0.19)	$(0.33)	$(0.57)
Weighted average shares used in computing income (loss) per share:
Basic	16,285	16,281	16,167	16,405
Diluted	16,285	16,281	16,167	16,405

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Safeguard Scientifics, Inc.

Financial Data

(in thousands)

Additional Financial Information

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate expenses" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We have defined corporate expenses as general and administrative costs excluding stock based compensation, severance costs, and non-recurring items and other.  Non-recurring items and other includes accruals related to the Company's LTIP plan that will not be paid until reaching a specified threshold within that plan as well as costs incurred for exploring strategic alternatives. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

Corporate expenses reconciliation:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Corporate expenses	$850	$774	$2,371	$2,450
Stock based compensation	238	560	808	1,136
Non-recurring items and other	225	26	505	154
General and administrative expenses	$1,313	$1,360	$3,684	$3,740

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